8-K – page # of 5

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2007 (January 9, 2007)

    SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

Florida	1-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8-K – page # of 5

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers.

At its meeting on January 9, 2007, the Salary and Benefits Committee (the “Committee”) of the Board of Directors of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and its primary bank subsidiary, Seacoast National Bank (the “Bank”) completed its annual performance and compensation review of the Company’s executive officers and approved the 2007 base salary adjustments for the Company’s executive officers.  The Salary and Benefits Committee also approved the performance objectives and the corresponding target annual incentive awards for the Company’s executive officers and other members of management under the Company’s Key Manager Incentive Plan (the “Incentive Plan”) and the Executive Equity Compensation Program (the “Executive Equity Program”), as more fully described below.

2007 Annual Base Salaries

The Committee approved the fiscal year 2007 annual base salary for the Company’s Chief Executive Officer and the other named executive officers for fiscal year 2006 (collectively, the “Named Executive Officers”).  The fiscal year 2007 annual base salaries were made effective as of January 1, 2007.  The Named Executive Officers with adjustments to their fiscal year 2007 annual base salary from their 2006 base salary are as follows:

Named Executive Officer	Title	Salary Adjustment	New Base Salary

Dennis S. Hudson, III	Chairman and Chief Executive Officer	$25,000	$531,450

A. Douglas Gilbert	Vice Chairman and Chief Operating Officer	$25,000	$525,700

O. Jean Strickland (1)	Senior Executive Vice President of Company, and President and Chief Operating Officer of the Bank	$83,400	$417,000

William R. Hahl	Executive Vice President and Chief Financial Officer	$13,700	$284,000

(1)

Ms. Strickland’s base salary was increased on December 1, 2006, and ratified by the Salary and Benefits Committee.  The salary adjustment was, in part, due to the her recent promotion to President and Chief Operating Officer of the Bank, and a change in responsibilities.

8-K – page # of 5

(2)

Incentive Plan

The Named Executive Officers participated in the Incentive Plan for key managers in 2006.  Funding for the Incentive Plan is based on annual performance goals.  Target performance, threshold performance (90% of target performance) and “target plus performance” (110% of target performance) goals are established at the beginning of the year based on expected earnings per share (“EPS”) performance.  If the performance threshold is attained, the Salary and Benefits Committee approves the funding pool based on the following formula:

Performance Level	Definition	Funding
Threshold	90% of performance goal	50% of target funding amount
Target	100% of performance goal	100% of target funding amount
Target +	110% of performance goal	125% of target funding amount

For 2006, EPS performance exceeded the threshold goal for the year, but was below target performance.  Therefore, the Salary and Benefits Committee approved funding for the Plan at 50% of target for a total of $931,000 to all participants in the Incentive Plan. The Named Executive Officers received the following payments on January 31, 2007 with respect to such Incentive Plan funding:

Named Executive Officer	Title	Incentive Plan Award

Dennis S. Hudson, III	Chairman and Chief Executive Officer	$125,000

William R. Hahl	Executive Vice President and Chief Financial Officer	$ 63,000

A. Douglas Gilbert	Vice Chairman and Chief Operating Officer	$125,000

C. William Curtis	Senior Executive Vice President and Chief Banking Officer	$70,000

O. Jean Strickland	Senior Executive Vice President of Company, and President and Chief Operating Officer of the Bank	$104,000

All other participants in this Incentive Plan received an aggregate of $444,000 for 2006.

8-K – page # of 5

Executive Equity Program

As described in more detail in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 22, 2006, the Executive Equity Program includes a Bonus Stock Matching Program.  Pursuant to the Bonus Stock Matching Program, a participant’s election to use a portion of his or her cash bonus award under the Incentive Plan to purchase the Company’s common stock will be matched, as provided in the Executive Equity Program, by certain grants of restricted stock under the Company’s 2000 Long Term Incentive Plan.  Messrs. Hudson and Hahl, both of whom are Tier 1 participants in the Executive Equity Program, elected to use portions of their Incentive Plan awards to purchase such stock.  Accordingly, Mr. Hudson received a matching grant of 1,413 restricted shares and Mr. Hahl received a matching grant of 712 restricted shares.

8-K – page # of 5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

(Registrant)

Dated:   February 15, 2007

By:

/s/ Dennis S. Hudson, III

Name:

Dennis S. Hudson, III

Title:

Chairman and

Chief Executive Officer